Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

I consent to the incorporation in Registration Statement of Lutcam, Inc. on Amendment Number 13 to Form SB-2 relating to the financial statements of and management’s report of the effectiveness of internal control over financial reporting, appearing in this SB-2, Amendment 13, of Lutcam, Inc. for the year ended December 31, 2005.  I also consent to the reference to me under the heading “Interests of Named Experts and Counsel” in such prospectus.

/s/ John Kinross-Kennedy

JOHN KINROSS-KENNEDY, CPA

Irvine, California
September 14, 2006